EXHIBIT 10.3(O)

December 20, 2000

THE CIT GROUP/BUSINESS CREDIT, INC.
1211 Avenue of the Americas
New York, NY 10022

GUARANTY

Re:	PHARMACEUTICAL FORMULATIONS, INC. (the "Company") 460 Plainfield Avenue Edison, NJ 08817

Gentlemen:

          Reference is made to that certain Loan and Security Agreement dated August 4, 1989 as amended (herein the “Agreement”) between you and the above-named Company. Each of the undersigned (herein each a “Guarantor” and collectively the “Guarantors”) hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment when due of all now existing and future indebtedness, monetary obligations or liabilities of the Company to you arising under or in connection with the Agreement, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, including, without limitation, all Obligations (as defined in the Agreement) of the Company to you. Further each of the Guarantors agrees to pay to you on demand (i) the amount of all expense (including reasonable attorney’s fees) incurred by you in enforcing this Guaranty against the undersigned and (ii) to the extent provided for in the Agreement the amount of all expenses (including reasonable attorney’s fees) incurred by you in collecting or attempting to collect any of the Company’s obligations to you from the Company, or in realizing upon any collateral, all which are chargeable to the Company’s loan account under the Agreement; and agrees to pay any interest at the highest lawful rate on all amounts payable to you hereunder, even if such amount cannot be collected from the Company. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the “Obligations”). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by the Company, its trustee, or any other party acting for, on behalf of or through the Company or its representative), the Guarantors’ obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you therefor, which payment shall be due upon demand.

          This Guaranty is executed as an inducement to you to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing. Each of the Guarantors agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing.

          Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Each of the Guarantors also waives notice of: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and the settlement, compromise or release of any Obligations, and agree that, as to each of the Guarantors, the amount of the Obligations shall not be diminished by any of the foregoing. Each of the Guarantors also agrees that you need not attempt to collect any Obligations from the other Guarantors or any other obligor or to realize upon any collateral, but may require the Guarantors to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

          This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. The liability of the Guarantors under this Guaranty shall be unaffected by the death of any of the Guarantors. Payment by the Guarantors shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantors (or any one or more of them) either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, the Guarantors agree not to assert against you any set-off or counterclaim which the Company may have, and, further, the Guarantors agree not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to the Guarantors, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and any of the Guarantors shall be adverse parties, the Guarantors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. Each of the Guarantors hereby consents to the in personam jurisdiction of the courts of the State of New York. In the event that you bring any action or suit in any court of record of New York State or the Federal Government to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by mailing a copy of the summons to the Guarantors at the address below set forth by certified mail return receipt requested.

          All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of the Guarantors to you however arising. The Guarantors shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of the Company, provided that the foregoing shall not prohibit, restrict or limit the Guarantors’ exercise of its right and remedies with respect to its lien upon and security interest in the Company’s equipment.

          Upon the occurrence of any of the following events:

(1)	any Event of Default under, or termination, of the Agreement which results in an acceleration of the Company's Obligations thereunder;

(2)	(a) dissolution or cessation of substantially all of any of the Guarantors' business;

(b) calling of a meeting of the creditors of any of the Guarantors for the purposes of compromising the debts of such Guarantor;

(c) failure of any of the Guarantors to meet their debts as they mature;

(d) commencement by any of the Guarantors of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceeds under federal or state law (herein collectively "Insolvency Proceeding");

(e) commencement of any Insolvency Proceeding against any of the Guarantors,

then, in the case at event (1) above the liability of all of the Guarantors for the entire Obligations shall mature, and in the case of events (2) (a) through (e) above the liability of the Guarantor with respect to which such event relates for the entire Obligations shall mature even if the liability of the Company therefor does not.

          This Guaranty may be terminated as to any one of the Guarantors only as of the end of any Term (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you by the Company. Notwithstanding any provision to the contrary contained herein this Guaranty shall terminate upon full, final and indefeasible payment in full of all Obligations.

          Your books and records showing the account between you arid the Company shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered to the Company shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated between you and the Company unless you shall have received a written statement of the Company’s exceptions within sixty (60) days after the statement was mailed to the Company.

          Each of the Guarantors expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the Company or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to the Company’s property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

          This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, end no course of dealing between you and any of the Guarantors shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

          This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made to the Company by such assignee or transferee.

          This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor, except that upon execution and delivery of this Guaranty, the Limited Guaranty executed by the undersigned in your favor dated April 1, 1999 together with all amendments thereto including but not limited to the amendment letters dated April 11, 2000 and May 19, 2000 shall be null and void and shall no longer have any force or effect between us.

          When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours; shall be binding jointly and severally upon the Guarantors and upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors; and shall pertain to the Company and its successors and assigns.

          This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

          Notwithstanding any provision to the contrary contained herein, (i) the liability of the undersigned hereunder shall be limited to $1,000,000 in the aggregate plus interest, costs and expenses (including but not limited to reasonable legal fees) incurred by you in enforcing of this Guaranty and (ii) the undersigned shall have no obligation to make payment to you hereunder until one hundred twenty (120) days after the acceleration of the Obligations guarantied hereby and commencement by you of your rights and remedies with respect to the Collateral under the Agreement (unless such commencement is stayed or prohibited by applicable state or federal bankruptcy or Insolvency law).

          This Guaranty shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF the Guarantors have executed and delivered this Guaranty effective as of the date above set forth.

Address:	ICC INDUSTRIES INC. By:/s/ John Oram Title: John Oram 460 Park Avenue New York, NY 10022

August 23, 2001

ICC INDUSTRIES INC.
460 Park Avenue
New York, New York 10022

Re: Pharmaceutical Formulations, Inc.
(the "Borrower")

Ladies and Gentlemen:

Reference is made to the Guaranty executed by you, the Guarantor, in favor of The CIT Group/Business Credit, Inc. dated December 20, 2000, as amended, (the “Guaranty”), hereby you guaranteed the Obligations of the Borrower limited to $1,000,000.00 plus interest, costs and expenses (as further defined therein). Capitalized terms used and not otherwise defined herein shall have the same meanings given them in the Guaranty.

This letter is to confirm that pursuant to mutual consent and understanding, your maximum liability under the Guaranty shall be, and hereby is increased to $2,000,000.00 in the aggregate plus interest thereon at the then applicable rate provided in the Agreement plus any and all costs and expenses of collection hereunder, including, without limitation reasonable attorneys’ fees and legal expenses.

Except as herein specifically provided, the Guaranty remains in full force and effect in accordance with its terms and no other changes in the terms or provisions of the Guaranty is intended or implied. If you are in agreement with the foregoing, please so indicate by signing and returning to us the enclosed copy of this letter.

Very truly yours THE CIT GROUP/BUSINESS CREDIT, INC. By: /s/ Title:

Read and Agreed to:

ICC INDUSTRIES INC.

By:/s/ John Oram
Title: President